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                                                                    EXHIBIT 10.7


                                    ACCESS
                               SERVICE AGREEMENT

     ACCESS Sales and Marketing, L.L.C. ("ACCESS"), 5 Cold Hill Road South, Suite 25, Mendham, NJ 07945 and LXN Corporation ("Principal"), located at 5830 Oberlin Drive, San Diego, CA 92121 hereby enter into this Service Agreement effective December 1, 1998. For valuable consideration and intending to be legally bound, ACCESS and Principal agree that listed below are the terms and conditions upon which ACCESS shall provide services to the Principal.

1.   Services
     --------

     ACCESS shall perform for Principal the sales management related services with respect to the on-going sale of the Duet(TM) and launch of Duet II
     (TM) Glucose Monitoring Systems to the Food, Drug and Mass Merchandisers (classes of trade) in the markets of the United States.

2.   Compensation
     ------------

     Principal shall pay ACCESS a [***] monthly fee for ongoing services. Principal may remit payment in cash or stock within 10 days after the 1st of each month.

     Principal shall also pay ACCESS a [***] sales commission on gross sales of Duet II(TM) starting with initial marketplace shipments and continuing forward for 12 months from the initial ship date. Principal shall pay ACCESS [***] sales commission for the subsequent 12 month period. Commission Check is due 10 days after the 1st of each month. Principal guarantees $100,000 in sales commission for each of the two twelve month segments.

     ACCESS will accept an equity equivalent, at the Principal's discretion, of [***] representing November 1998 fee of [***] and a bonus on the first Duet(TM) order to Wal-Mart of [***]. Stock certificates are due by December 31, 1998.

     Retainer to be reviewed on an annual basis and adjusted based on reasonable increases in ACCESS's "cost of doing business" and/or agreed to success levels.

     LXN will pay the following expenses of ACCESS:

     a.  Travel and related expenses for dedicated LXN activity.
     b.  Overnight delivery services as needed.
     c. Material and execution costs associated with completion of a LXN Sales Manual.

3.   Term
     ----

     This agreement is in effect until the proper disengagement clause has been enacted.

4.   Disengagement
     -------------

     Either party may terminate this agreement by 30 days written notice of such intention to the other party. Termination does not relate to the sales commission on sales of Duet II(TM) as noted in item #2 above. In the event that this agreement is terminated by the Principal due to the change of ownership, divestiture, merger, or restructure of Principal, Principal shall pay ACCESS a disengagement fee equal to three (3)





[***] CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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     months retainer as noted in item #2 above.  The payment is due within thirty (30) days of Principal's notification of termination.


5.   Indemnification
     ---------------

     Principal shall upon demand indemnify, defend, release and hold ACCESS and its agents and employees harmless from and against any and all claims, suits, damages, liabilities, judgments, costs and expenses (including but not limited to legal fees, settlements and judgments) associated with any bodily injury, death, damage to property or other damage, including but not limited to any products liability claims, attributable to any of Principal's products.

6.   Other
     -----

     ACCESS shall not have any authority to sign any contract for or otherwise bind or commit Principal. This agreement may not be assigned, and either party without the prior written consent of the other may not subcontract the duties and rights under it. This agreement represents the final and conclusive agreement between the parties, and supersedes all prior and contemporaneous letters, discussions and understandings between them, oral or written. This agreement may only be amended or extended in writing signed by both parties.

     ACCESS, L.L.C.                               LXN Corporation

     By: /s/ Partner of ACCESS L.L.C.               By: /s/ Randy Nelson
         ----------------------------                  -------------------------
         Partner                                       President & CEO


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